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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement on Combined F-4/S-4 of Bluewater Finance Limited and Bluewater Offshore Production Systems (U.S.A.), Inc., respectively, of our report on Aurelia Energy NV dated March 28, 2003 appearing in the Prospectus, which is a part of such Registration Statement, and to reference to us under the headings "Prospectus Summary", "Selected Historical Financial Data" and "Experts" in such Prospectus.

Willemstad, (Curacao), Netherlands Antilles

16 June, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT